Exhibit 10.1

Service-Based Form

CSS INDUSTRIES, INC.

2013 EQUITY COMPENSATION PLAN

NONQUALIFIED STOCK OPTION GRANT

This NONQUALIFIED STOCK OPTION GRANT, dated as of                  (the “Date of Grant”), is delivered by CSS Industries, Inc. (the “Company”) to                                  (the “Grantee”).
RECITALS
WHEREAS, the Human Resources Committee of the Board of Directors of the Company (the “Committee”) has determined to grant the Grantee a nonqualified stock option to purchase shares of the common stock of the Company, par value $0.10 per share, (the “Company Stock”); and
WHEREAS, the Committee has determined that the nonqualified stock option granted to the Grantee shall be issued under the CSS Industries, Inc. 2013 Equity Compensation Plan (the “Plan”) and the terms and conditions of such nonqualified stock option shall be memorialized in this Nonqualified Stock Option Grant (the “Grant”).
NOW, THEREFORE, the parties to this Grant, intending to be legally bound hereby, agree as follows:
1.Grant of Option. Subject to the terms and conditions set forth in this Grant and in the Plan, the Company hereby grants to the Grantee a nonqualified stock option (the “Option”) to purchase          shares of Company Stock at an exercise price of $         per share. The Option shall become exercisable according to Paragraph 2 below.
2.    Exercisability of the Option.
(a)    Except as provided in subparagraph (b) below, the Option shall become exercisable on the following dates, if the Grantee is Employed by the Employer (as defined in the Plan) on the applicable vesting date (each a "Vesting Date"):

Vesting Date	Shares for Which the Option is Exercisable on the Vesting Date
[_________________________]	[__]%
[_________________________]	[__]%
[_________________________]	[__]%
[_________________________]	[__]%

The exercisability of the Option is cumulative, but shall not exceed 100% of the shares of Company Stock subject to the Option. If the foregoing schedule would produce fractional shares, the number of shares for which the Option becomes exercisable shall be rounded up to the nearest whole Share. The Committee may accelerate the period over which the Option becomes exercisable based upon the Grantee’s individual performance.

(b)    Notwithstanding subparagraph (a) above, unless the Committee determines to not accelerate the exercisability of the Options prior to the occurrence of a Change of Control (as defined in the Plan), if a Change of Control occurs while the Grantee is Employed by the Employer, then any Options which have not become exercisable as a result of subparagraph (a) above, shall become exercisable on the date of such Change of Control.

3.    Term of Option.
(a)    The Option shall have a term of          years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Grant or the Plan.
(b)    The Option shall automatically terminate upon the happening of the first of the following events:
(i)    The expiration of the 90‑day period after the Grantee ceases to be Employed by the Employer, if the termination is for any reason other than death, termination for Cause (as defined in the Plan), or the Grantee’s sole determination to terminate his or her employment (other than by reason of retirement approved by the Committee).
(ii)    The expiration of the 180-day period after the Grantee ceases to be Employed by the Employer, if the Grantee dies while Employed by the Employer or retires from such employment with the consent of the Committee.
(iii)    The date on which the Grantee ceases to be Employed by the Employer on account of a termination for Cause by the Employer (as defined in the Plan) or the Grantee’s voluntary termination (other than by reason of retirement approved by the Committee). In addition, notwithstanding the prior provisions of this Paragraph 3, if the Grantee engages in conduct that constitutes Cause after the Grantee’s employment or service terminates, the Option shall immediately terminate.
Notwithstanding the foregoing, in no event may the Option be exercised after the date that is immediately before the          anniversary of the Date of Grant. Any portion of the Option that is not exercisable at the time the Grantee ceases to be Employed by the Employer shall immediately terminate.

4.    Exercise Procedures.
(a)    Subject to the provisions of Paragraphs 2 and 3 above, the Grantee may exercise part or all of the exercisable portion of the Option by giving the Company written notice of intent to exercise in the manner provided in this Grant, specifying the number of shares of Company Stock as to which the Option is to be exercised and the method of payment. Payment of the exercise price shall be made in accordance with procedures established by the Committee from time to time based on type of payment being made but, in any event, prior to issuance of the shares of Company Stock. The Grantee shall pay the exercise price (i) in cash, (ii) by delivering shares of Company Stock owned by the Grantee and having a Fair Market Value (as defined in the Plan) on the date of exercise at least equal to the exercise price or by attestation (on a form prescribed by the Committee) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise at least equal to the exercise price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) by "net exercise", which is the surrender of shares of Company Stock for which the Option is exercisable to the Company in exchange for a distribution of shares of Company Stock equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the exercised Option exceeds the applicable exercise price per share, (v) any combination of clauses (i), (ii), (iii) or (iv); or (vi) by such other method as the Committee may approve, to the extent permitted by applicable law. The Committee may impose from time to time such limitations as it deems appropriate on the use of shares of Company Stock to exercise the Option.
(b)    The obligation of the Company to deliver shares of Company Stock upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.
(c)    All obligations of the Company under this Grant shall be subject to the rights of the Employer as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. Unless the Committee determines otherwise, the Grantee may elect to satisfy any tax withholding obligation of the Employer with respect to the Option by having shares of Company Stock withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.
5.    Change of Control. The provisions of the Plan applicable to a Change of Control shall apply to the Option, and, in the event of a Change of Control, in addition to Paragraph 2(b) above, the Committee may take such actions as it deems appropriate pursuant to the Plan.
6.    Restrictions on Exercise. Except as the Committee may otherwise permit pursuant to the Plan, only the Grantee may exercise the Option during the Grantee’s lifetime and, after the

Grantee’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Grant.
7.    Acknowledgement By Grantee. By accepting this Grant, the Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by the terms of the Plan and this Grant. The Grantee further agrees to be bound by the determinations and decisions of the Committee with respect to this Grant and the Plan and the Grantee’s rights to benefits under this Grant and the Plan, and agrees that all such determinations and decisions of the Committee shall be binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under this Grant and the Plan on behalf of the Grantee. The Grantee further hereby acknowledges and agrees that the Grantee will indemnify the Employer and hold the Employer free and harmless of, from and against any and all losses, damage, obligation or liability, and all costs and expenses (including reasonable attorneys’ fees) incurred in connection therewith, which may be suffered or incurred on account or by reason of any act or omission of the Grantee or the Grantee’s heirs, executors, administrators, personal representatives, successors and assigns in breach or violation of the provisions of the Plan or the agreements of the Grantee set forth herein.
8.    Grant Subject to Plan Provisions. This Grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Option are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Company Stock, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.
9.    No Employment or Other Rights. The grant of the Option shall not confer upon the Grantee any right to be retained by or in the employ or service of the Employer and shall not interfere in any way with the right of the Employer to terminate the Grantee’s employment or service at any time. The right of the Employer to terminate the Grantee’s employment or service at any time for any reason is specifically reserved.
10.    No Stockholder Rights. Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a stockholder with respect to the shares of Company Stock subject to the Option, until certificates for shares of Company Stock have been issued upon the exercise of the Option.
11.    Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Grantee under this Grant may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Grant, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Grant may be assigned by the Company without the Grantee’s consent.
12.    Applicable Law; Entire Agreement. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof. This Grant, together with the Non-Disclosure and Non-Competition Agreement (or, if applicable, the Non-Disclosure Agreement) provided to the Grantee herewith, the provisions of which are incorporated herein by reference, sets forth the entire agreement of the parties with respect to the subject matter hereof and may not be changed or terminated except by a writing signed by the Grantee and the Company. This Grant and any undertakings and indemnities delivered hereunder shall be binding upon and shall inure to the benefit of the Grantee and the Grantee’s heirs, distributees and personal representatives and to the Company, its successors and assigns.
13.    Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Secretary at the corporate headquarters of the Company, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Employer, or to such other address as the Grantee may designate to the Employer in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Grant, and the Grantee has executed this Grant, effective as of the Date of Grant.

ATTEST	CSS INDUSTRIES, INC.

(Corporate Seal)

________________________	By:____________________________________

I hereby accept the Option described in this Grant, and I agree to be bound by the terms of the Plan and this Grant. I hereby further agree that all the decisions and determinations of the Committee shall be final and binding.

ACCEPTED:

______________________________________________
________________________________(Grantee)

6